Cohen & Steers, Inc.
1166 Avenue of the Americas
New York, NY 10036-2708
Tel (212) 832-3232

COHEN & STEERS REPORTS RESULTS FOR SECOND QUARTER 2026

New York, NY, July 16, 2026—Cohen & Steers, Inc. (NYSE: CNS) today reported its results for the quarter ended June 30, 2026. The earnings release along with the accompanying earnings presentation can be viewed at Cohen & Steers Reports Results for Second Quarter 2026 and on the company’s website at www.cohenandsteers.com under "Company—Investor Relations—Earnings Archive."

Conference Call and Webcast Information

The company will host a conference call tomorrow, Friday, July 17, 2026, at 10:00 a.m. (ET) to discuss these results via webcast and telephone. Hosting the call will be Chief Executive Officer, Joseph Harvey, Chief Financial Officer, Amit Muni, and President and Chief Investment Officer, Jon Cheigh.

The earnings presentation will be displayed through the live webcast and referenced by management during the conference call.

Investors and analysts can access the live conference call by dialing 800-715-9871 (U.S.) or +1- 646-307-1963 (international); passcode: 8494569. Participants should plan to register at least 10 minutes before the conference call begins. Internet access to the live, listen-only webcast will be available on the company’s website at www.cohenandsteers.com under “Company—Investor Relations" under "Financials.” The accompanying presentation that will be used during the conference call will be available prior to the call on the company's website at the same page.

A replay of the call will be available for two weeks starting approximately two hours after the conference call concludes and can be accessed at 800-770-2030 (U.S.) or +1-609-800-9909 (international); passcode: 8494569. A replay of the webcast will be archived on the website for one month at www.cohenandsteers.com under “Company—Investor Relations” under “Financials.”

About Cohen & Steers. Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.

Contact:
Brian Meta
Senior Vice President
Head of Investor Relations and FP&A
Tel (212) 796-9353